U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2013

Esio Water & Beverage Development Corp.

(Name of Small Business Issuer as Specified in Its Charter)

Nevada	001-10320	13-3465289
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7377 East Doubletree Road Ste. 288

Scottsdale, AZ 85258

(Address of principal executive offices)

(480) 272-8745

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers.

Anthony Silverman, President and Director of Esio Water and Beverage Development Corp. (the “Registrant”), has resigned from both his Company positions because of personal health concerns. His resignations were effective on August 26, 2013.

Effective August 26, 2013, Andrew Eccelstone, Chairman of the Registrant’s Board of Directors since May 2011, was appointed as Chief Executive Officer to replace Mr. Silverman. Mr. Eccelstone’s experience and qualifications as Chairman of the Registrant were included in the Company’s Annual Report on Form 10-K filed with the SEC on October 15, 2012.

Item 8.01 Other Events.

The Registrant has been advised that Esio Holding Company, LLC (“EHC”) an unaffiliated company and the parent of Esio Franchising, LLC (“EFC”), converted its Chapter 13 petition into a Chapter 7 petition with the U.S. Bankruptcy Court, District of Arizona (Phoenix), on August 15, 2013. EHC and EFC had filed Chapter 11 petitions with that court in February 2013. The Registrant entered into various franchising agreements with EFC in August 2012 with respect to the Dallas/Ft. Worth region. EFC’s conversion to a Chapter 7 petition makes it unlikely that the Registrant will be able to develop its Dallas/Ft. Worth franchises in the future.

About Esio Water and Beverage Development Corp.

The Registrant is headquartered in Scottsdale, Arizona and its common stock trades under the symbol ESWB.

Additional information on the Registrant is available on the Internet at www.sec.gov under the “Company Filings” section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 29, 2013	Esio Water & Beverage Development Corp.

By: /s/ Andrew Ecclestone
Name: Andrew Ecclestone
Title: Chairman of the Board and Chief Executive Officer